Exhibit 10.3

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

MANUFACTURING SERVICES AGREEMENT

EFFECTIVE AS OF

NOVEMBER 23, 2004

BY AND BETWEEN:

OVERLAND STORAGE, INC.

AND

SANMINA-SCI CORPORATION

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

MANUFACTURING SERVICES AGREEMENT

INDEX

Section	Section Name
1.	TERM & DEFINITIONS
2.	PRICING
3.	PAYMENT TERMS
4.	PURCHASE ORDERS/FORECAST/RESCHEDULE
5.	DELIVERY
6.	CHANGES
7.	WARRANTY
8.	CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS
9.	INDEMNIFICATION AND LIMITATION OF LIABILITY
10.	TERMINATION
11.	QUALITY
12.	FORCE MAJEURE
13.	CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES
14.	INSURANCE
15.	MISCELLANEOUS

EXHIBITS

A.	PRICING MODEL; PRODUCTS & PRICES
A-1	SAMPLE PRICING CALCULATION
A-2	PRODUCTS
B.	LONG LEAD-TIME COMPONENTS
C.	SPECIFICATIONS
D.	CUSTOMER FURNISHED ITEMS
E.	QUALITY REQUIREMENTS
F.	NDF HANDLING CHARGES
G.	CONSIGNED COMPONENTS

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

MANUFACTURING SERVICES AGREEMENT

THIS AGREEMENT (the “Agreement”) is effective as of the 23rd day of November 2004 (the “Commencement Date”), by and between Overland Storage, Inc. a California corporation, having a principal place of business at 4820 Overland Ave., San Diego, California 92123  (“CUSTOMER”) and SANMINA-SCI Corporation, a Delaware corporation, on behalf of itself and its wholly-owned subsidiaries and having its principal place of business at 2700 North First Street, San Jose, California 95134  (collectively, “SANMINA-SCI”).

1.                                      TERM & DEFINITIONS

1.1                                 Term.               The initial term of this Agreement shall commence on the Commencement Date and shall continue through the fifth (5th) anniversary of the Commencement Date unless sooner terminated by mutual agreement or in accordance with this Agreement.  Upon the expiry of the initial term, this Agreement shall continue from year to year until either party gives notice of non-renewal of the Agreement by giving at least six (6) months prior written notice to the other party.  During the term of this Agreement, CUSTOMER shall purchase from SANMINA-SCI all of CUSTOMER’S requirements for all products sold or manufactured by CUSTOMER on or after the Commencement Date (including but not limited to successor products and products currently not in existence); provided, however, that this exclusivity requirement shall not apply (i)  to products manufactured by a company acquired by CUSTOMER after the Commencement Date; (ii) to products which CUSTOMER decides to manufacture itself, (iii) in the event of an  acquisition of all or substantially all of CUSTOMER’s assets or outstanding shares of CUSTOMER’s stock by a party who, prior to such transaction, had no publicly reportable interest in CUSTOMER or (iv) to new products which the parties reasonably and mutually agree SANMINA-SCI does not have the technical expertise to build; [***] and further provided that in the event of (ii), CUSTOMER does not contract with any third party to manufacture CUSTOMER’s products prior to October 2009 (unless the Agreement has been terminated by CUSTOMER for SANMINA’s breach pursuant to Section 10.3(b)).  The products manufactured by SANMINA-SCI hereunder are collectively referred to as the “Products.”

1.2                                 Certain Definitions.  The following capitalized terms shall have the following respective meanings:

“Components” shall mean any raw materials, components or parts purchased from a Vendor on the AVL.

“FOB Point” shall mean either (a) the Hub(s) in the case of CUSTOMER’s Products designated for shipment to Hub(s) on Exhibit A-2 (“Hubbed Product”) or (b) SANMINA-SCI’s factory in Rapid City, South Dakota, in the case of all other Products.

“Hub(s)” shall mean any one or more SANMINA-SCI warehouse(s) as specified by CUSTOMER and agreed to by SANMINA-SCI.

“Orders” shall mean purchase orders for Products issued by CUSTOMER or, if the context requires, any electronic notification, however designated, received by SANMINA-SCI by any of CUSTOMER’s customers to release a Product from the Hub(s) for shipment.

2.                                      PRICING

2.1                                 Pricing.  During the term, CUSTOMER shall purchase from SANMINA-SCI the Products set forth in Exhibit A at a price calculated in accordance with the pricing formulas set forth in Exhibit A hereto and including and excluding such items and costs also specified in Exhibit A, as such Exhibit may be amended from time to time (the “Prices”).  Nothing herein shall require SANMINA-SCI to add any new product to Exhibit A if the parties reasonably and mutually agree that SANMINA-SCI  is not technically able to build such product.  In addition, CUSTOMER shall have the right to purchase from SANMINA-SCI spare Components as set forth in Section 4.3.  Prices (a) are in U.S. Dollars, (b) exclude the items set

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

forth in Section 2.2, and (c) are based on (i) the specifications attached hereto as Exhibit C as modified by the parties (the “Specifications”) and (ii) the definitions and other assumptions set forth in Exhibit A.  The prices include [***].

2.2                                 Exclusions from Price.  Prices do not include [***].

2.3                                 Other Price Adjustments:

(a)                                  In the event SANMINA-SCI experiences an increase or decrease in costs as a result of changes in the Specifications, the Prices shall be adjusted in accordance with Section 6.1.

(b)                                 Pricing and costs will be reviewed, verified and benchmarked by both Parties on a [***] basis.  Prices may be adjusted, with CUSTOMER’s approval, not to be unreasonably withheld, on a [***] basis.

(c)                                  Notwithstanding and without limiting the generality of the foregoing, any [***] cost reductions in Components or assembly and test processes will be [***]  For purposes of the foregoing, the “effective date of such cost reductions” will be the date on which all Components “on hand” or “on order” have either been (i) consumed, (ii) returned to Vendor or (iii) bought down in accordance with and subject to Section 4.2.  For purposes of the foregoing, “bought down” means a payment by CUSTOMER of the difference between the old price of the Component and the new price of the Component.

2.4                                 Product Ordering & Manufacture.  Product ordering shall be in accordance with the schedule or method of releases by Orders set forth in Article 4.  Products shall be manufactured at SANMINA-SCI’s factory in Rapid City, South Dakota and shall not be manufactured at any other location without the prior written consent of CUSTOMER, which shall not be unreasonably refused in the event the relocation is to a facility in the lower 48 United States.

3.                                      PAYMENT TERMS

Payment terms are [***] after CUSTOMER’s receipt of a properly issued, invoice; provided, however, that CUSTOMER shall not be considered in breach of this Section unless any payment is past due by more than [***] . Payment shall be made in U.S. Dollars.  In the event CUSTOMER disputes any portion of any invoice, then (a) CUSTOMER shall pay the undisputed portion as set forth above and (b) within five (5) business days CUSTOMER shall deliver to SANMINA-SCI a notice that sets forth the basis of the dispute. The parties shall work in good faith to resolve the dispute [***] after the notice.  In the event the dispute has not been resolved by the parties within [***] period, the dispute shall be escalated to each party’s President within [***] who shall use their respective best efforts to immediately resolve the dispute.

4.                                         PURCHASE ORDERS/FORECAST/RESCHEDULE

4.1                                 Purchase Orders.

(a)                                  CUSTOMER will issue to SANMINA-SCI specific Orders for Product covered by this Agreement.  Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by model number; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) the location to which the Product is to be shipped (if other than the Hub(s)); and (v) transportation instructions, if applicable.  Each Order shall provide an Order number for billing purposes, and may include other instructions and terms as may be appropriate under the circumstances.

(b)                                 All Orders shall be confirmed by SANMINA-SCI within [***] of receipt.   If SANMINA-SCI does not acknowledge receipt of the Order within the [***] period, the Order shall be deemed rejected by SANMINA-SCI.  In the event SANMINA-SCI is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule to be unacceptable for some other reason, the parties shall negotiate in good faith to resolve the disputed matter(s).

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

4.2                                 Forecasts and Obsolete Inventory.

(a)                                  Initial Forecast.  Upon the execution of this Agreement, CUSTOMER shall provide SANMINA-SCI with a rolling forecast for Product requirements [***] (“Forecast”).  The Forecast will be updated [***].  The Forecast will be provided to SANMINA-SCI for estimation purpose only, and will not be construed as a commitment by CUSTOMER to purchase any of the Products in such Forecast, except as expressly provided herein.  The parties acknowledge that while this Agreement is a “requirements contract,” except as otherwise expressly agreed upon in writing, CUSTOMER shall not be required to make any minimum purchase hereunder.

(b)                                 Cancellations. CUSTOMER shall have the right to cancel an Order at any time prior to [***].  In the event CUSTOMER replaces the Order with a like or greater quantity substitute Order, then CUSTOMER’s liability shall be limited [***]

(c)                                  Commitments.   SANMINA-SCI shall make purchase commitments (including purchase commitments for Long Lead-time Components) to its Component manufacturers or suppliers (“Vendors”) based upon the Forecast, and [***] shall be required to pay for and will receive delivery of any Non-Standard Components purchased in support of CUSTOMER’s then-current Forecast.  For the purpose of this Section, the term “Non-Standard Component” shall mean and include any Component which (i) cannot be currently used by SANMINA-SCI in the manufacture of a product for any of its other customers or (ii) which cannot be returned to the Vendor.  For all other purposes, however, the Forecast shall be non-binding.

(d)                                 Increases.  If requested by CUSTOMER, SANMINA-SCI agrees to increase the quantities produced for CUSTOMER for Products under this Agreement over the quantities in the applicable [***] after the notice amounts below over the Forecast for such period at a minimum as follows:

Amount of Notice	Increase Over Forecast (“Increase”)

[***]

Provided that CUSTOMER gives SANMINA-SCI at least [***] advance notice, SANMINA-SCI will not impose any additional labor charges to meet the Increase; in the event CUSTOMER gives SANMINA-SCI fewer than [***] notice, SANMINA-SCI shall have the right to invoice CUSTOMER for any [***] provided that SANMINA-SCI has obtained CUSTOMER’s prior approval to incur such charges.  In addition, the Parties acknowledge that any increased Component costs directly attributable to the Increase, will be included in SAMNINA-SCI’s “Delivered Costs” as set forth in Exhibit A.  Notwithstanding the foregoing, in the event CUSTOMER requests an increase in the quantity of the Products beyond the accelerated amounts listed above, SANMINA-SCI agrees to use its best efforts to increase the quantities for Products under this Agreement; provided, however, that CUSTOMER agrees to pay for [***] provided that SANMINA-SCI has obtained CUSTOMER’s prior approval to incur such charges.

(e)                                  MRP Process.

(1)                                  SANMINA-SCI shall take the Forecast and generate a Master Production Schedule (“MPS”) for a [***] period in accordance with the process described in this Section.  The MPS shall define the master plan on which SANMINA-SCI shall base its procurement, internal capacity projections and commitments.

(2)                                  SANMINA-SCI shall process the MPS through industry-standard software (the “MRP Software”) that will break down CUSTOMER’s Product requirements into Component requirements.  When no Product testing (in-circuit or functional testing) is required by CUSTOMER, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI [***] before the Products are scheduled to ship to CUSTOMER; in the event Product

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

testing is required, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI [***] before the Products are scheduled to ship to CUSTOMER.

(3)                                  SANMINA-SCI will release (launch) its purchase orders to Vendors (including other SANMINA-SCI facilities) prior to the anticipated date that the Components are needed at SANMINA-SCI. The date on which these orders are launched will depend on the lead time determined between the Vendor and SANMINA-SCI and SANMINA-SCI’s manufacturing or materials planning systems.

(4)                                  A list of all Components with lead times greater than [***] (“Long Lead-time Components”) is set forth in Exhibit B to this Agreement.  SANMINA-SCI shall use reasonable efforts to update the list of Long Lead-time Components every quarter and present an updated list of Long Lead-time Components to CUSTOMER at the time SANMINA-SCI presents the CUSTOMER with the E&O List described in Section 4.2(f).  Each revised Long Lead-time Item list shall be deemed an amendment to Exhibit B.  In the event SANMINA-SCI fails to present an updated list of Long Lead-time Components, (i) the parties shall continue to rely on the preceding list (as updated in writing by the parties) and (ii) CUSTOMER will pay for and receive delivery of any Long Lead Time Components, provided that such Components were ordered in accordance with the then-current Vendor lead times and consistent with the CUSTOMER’s Forecast.

(5)                                  CUSTOMER acknowledges that SANMINA-SCI will order Components in quantities sufficient to support CUSTOMER’s Forecast.  In determining the quantity of Components to order, SANMINA-SCI divides the Components into three classes, “Class A,” “Class B” and “Class C.”  Class A Components are comprised of the approximately [***] of Components constituting approximately [***] of the Product’s total Component cost.  Class C Components are comprised of the approximately [***] of Components constituting approximately [***] of the Product’s total Component cost.  Class B Components are comprised of the remaining [***] of Components constituting approximately [***] of the Product’s total Component cost.  SANMINA-SCI will place orders with its Vendors for approximately [***] of Class A Components, [***] of Class B Components and [***] of Class C Components.  SANMINA-SCI will provide a monthly update of such Components classifications. A summary of SANMINA-SCI’s purchase commitments is set forth in the table below.

Part Class	Expected Percentage of Total Parts	Expected Percentage of Total Value (of Gross Requirements)	Maximum Periods Worth of Supply to be Bought with Each Order
A	[***]	[***]	[***]
B	[***]	[***]	[***]
C	[***]	[***]	[***]

(6)                                  CUSTOMER acknowledges that SANMINA-SCI will be required to order Components in accordance with the various minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor.  In addition, CUSTOMER acknowledges that there is a lag time (but no longer than [***]) between any CUSTOMER cancellation and the cancellation of the Components required to support production.

(7)                                  CUSTOMER acknowledges that the Vendor lead times can be significant, and understands that it is possible for SANMINA-SCI to have Components on order which would support the last week of CUSTOMER’S Forecast.  For example, assuming a vendor lead time of forty (40) weeks and a “B” Component, SANMINA-SCI would place an order for [***] (see table above) of such Component approximately forty (40) weeks prior to the date on which the first Component is expected to be used.

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

(8)                                  CUSTOMER agrees that it is financially responsible for all Components ordered in accordance with the foregoing provided that SANMINA-SCI complies with its mitigation duties set forth in Section 4.2(g).  Nonetheless, any expenditures or commitments by SANMINA-SCI other than as expressly provided in this Agreement shall be solely at SANMINA-SCI’s risk and expense.

(f)                                    Obsolete Inventory.  Within [***] after the end of each calendar month, SANMINA-SCI shall advise CUSTOMER in writing of any slow moving or obsolete Components purchased solely for the manufacture of CUSTOMER’s Products but remaining in its inventory and the Delivered Cost of such Components (the “E&O List”).   For the purpose of this Agreement, (i) the phrase “obsolete Component” shall mean any on-hand Component, ordered in accordance with this Section, for which there is no demand for the next [***] period, according to the most current Forecast(whether as a result of an ECO or otherwise), (ii) the term “slow moving Component” shall mean any on-hand Component, ordered in accordance with this Section, which is not required to meet CUSTOMER’s requirements (1) for the ensuing [***] period for “A” Components, (2) for the ensuing [***] period for “B” Components or (3) for the ensuing [***] period for “C” Components(ii) the term “Delivered Cost” shall mean [***].    Within [***] of receiving SANMINA-SCI’s E&O List, CUSTOMER shall advise SANMINA-SCI of any Component that it believes is not slow moving or obsolete.  Within [***] after receiving SANMINA-SCI’s E&O List, SANMINA-SCI and CUSTOMER shall finalize the E&O List, and CUSTOMER (i) shall issue to SANMINA-SCI an Order for all obsolete Components on the E&O List at a price equal to the Delivered Cost of such Component [***].  CUSTOMER shall pay SANMINA-SCI in accordance with Section 3.

(g)                                 Customer Component Liability.  CUSTOMER’s total “Component Liability” shall be equal to the lesser of (a) the purchase price for the Products for which such Components were purchased or (b) SANMINA-SCI’s Delivered Cost of all Components ordered in support of the Forecast in a manner consistent with the standard lead times, less the Delivered Cost of those Components which are returnable to Vendor (less any cancellation or restocking charges) [***].  At CUSTOMER’S request, SANMINA-SCI shall use commercially reasonable efforts to minimize CUSTOMER’S Component Liability by attempting to return Components to the Vendor; [***].

4.3                                 Repair Parts.                       During the term of this Agreement and for a period of [***] thereafter, SANMINA-SCI shall provide CUSTOMER the ability to procure from SANMINA-SCI all Components for the Products, subject to the Parties agreeing to the ordering procedure, delivery term, prices, payments and other terms and conditions applicable to the sale and supply of Components.

4.4                                 Disaster Recovery Plan.  SANMINA-SCI will develop and maintain a disaster recovery plan reasonably acceptable to CUSTOMER (the “DRP”).  The DRP will be updated at least annually and will include as a minimum a detailed schedule for the resumed manufacture of Products at the earliest possible date.  The plan will include the formation of a disaster recovery team made up of representatives of both CUSTOMER and SANMINA-SCI which will monitor and report the updating and implementation of the disaster recovery plan.

5.                                         DELIVERY

5.1                                 Delivery to Hub(s).  For the Hubbed Products SANMINA-SCI shall deliver the finished Products made according to the Forecast to one or more SANMINA-SCI Hub(s) where the Products will be stored for subsequent distribution to locations designated by CUSTOMER (the “Product Destinations”).  The costs of transporting the Hubbed Products to the Hub shall be paid as set forth in Section 2.2(a).    SANMINA-SCI shall manage and maintain the Hub(s) and shall be responsible for all costs associated with Hub(s) operation, except for the warehousing and order fulfillment charges set forth on Exhibit A which shall be paid by CUSTOMER.

5.2                                 Delivery To FOB POINT.  Title and risk of loss shall pass to the CUSTOMER at the FOB POINT.  SANMINA-SCI shall [***], mark, pack, package, crate, transport, ship and store Product to ensure

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

(a) delivery of the Product to the FOB POINT in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any special instructions of CUSTOMER, including any unique requirements specified by CUSTOMER for CUSTOMER’s customers.  CUSTOMER shall be responsible for [***] to the extent set forth in Section 2.2(a).

5.3                                 Hub(s) Inventory.  SANMINA-SCI shall maintain CUSTOMER specified inventory levels at all times at the Hub(s) for [***], after which the system level Products will be reconfigured and restocked for a reasonable reconfiguration and restocking fee.

5.4                                 Delivery to CUSTOMER or CUSTOMER’S Designated Location.   For delivery of the Products from the factory to CUSTOMER’s designated ship to location, CUSTOMER will issue an Order.  For delivery of the Products from the Hub(s) to CUSTOMER’s designated ship to location, CUSTOMER or CUSTOMER’S customers will issue an electronic notification including the same information as is required to be included in an Order by Section 4.1(a).  All Products shall be pulled from the Hub on a first in-first out basis.  SANMINA shall (i) [***] mark, pack, package and, crate the Products for shipment and (ii) shall manage carrier and delivery services [***], arranging for the transporting the Products from the FOB POINT to CUSTOMER’S designated “ship to” location. [***].  SANMINA-SCI shall arrange transportation by the form and carrier of transport specifically requested by CUSTOMER.

5.5                                 Late Deliveries.  If SANMINA-SCI is more than [***] late in making shipments from its factory or from the Hub against mutually agreed upon ship date(s), then CUSTOMER, at its option, may demand that expedited shipment methods be utilized by SANMINA-SCI to ship Products.  SANMINA-SCI shall thereupon utilize expedited shipment methods for such Orders, the incremental cost of which (i.e., the difference between the cost of normal delivery and expedited delivery) will be SANMINA-SCI’s responsibility.  SANMINA-SCI may use acceptable forwarders, freight agents, brokers, or similar agents of its choice to seek the lowest possible cost for the expedited shipment(s). This section states CUSTOMER’s sole remedy for such late delivery.

5.6                                 Customs Compliance.

(a)                                  SANMINA-SCI shall be solely responsible for the importation into the United States of all Components that will be incorporated by SANMINA-SCI into the Products, as well as all transportation costs associated with transporting all Components, whether imported or otherwise, to SANMINA-SCI’s manufacturing facility.

(b)                                 Except as set forth in Section 2.2(a) SANMINA-SCI shall [***] comply with all applicable import and export laws.  At CUSTOMER’s request, SANMINA-SCI will provide CUSTOMER with copies of all importation and exportation documents, and shall be responsible for obtaining any required export licenses and preparing all import and export documentation required under all applicable law.  SANMINA-SCI shall provide CUSTOMER with a certificate of origin for the Products if applicable.

(c)                                  CUSTOMER shall be responsible for the exportation of the Products from and after the FOB POINT.  CUSTOMER shall be responsible for all applicable duty fees, customs broker fees, exporting fees, the obtaining of required export licenses, and any other costs associated with the importation or exportation of Products from and after the FOB POINT.

5.7                                 Acceptance of the Product shall occur [***] after the invoice date (which shall be no earlier than the shipment date).  Once a Product is accepted, all Product returns shall be handled in accordance with Article 7 (Warranty).

6.                                         CHANGES

6.1                                 General.  SANMINA-SCI shall not make any changes in the Specifications or any other process and/or design changes in the Products without prior written approval from CUSTOMER.  CUSTOMER may upon sufficient notice make changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures,

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

Specifications, test specifications or BOM, (2) methods of packaging, or (3) CUSTOMER-Furnished Items.  All such changes shall be requested pursuant to an Engineering Change Notice (“ECN”) and, finalized in an Engineering Change Order (“ECO”) if the ECO is accepted by CUSTOMER.  If any such ECO causes either an increase or decrease in SANMINA-SCI’s actual cost or the time required for performance of any part of the work under this Agreement the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the parties for such change.

6.2                                 ECN’s.  [***].  Within [***] after an ECN is received, SANMINA-SCI shall notify CUSTOMER in writing (a) of any change in Prices or delivery schedules resulting from the ECN and (b) the Delivered Cost of any finished Products, work-in-process or Component rendered obsolete as a result of the ECN (collectively the “ECN Charge”).   Unless otherwise stated, ECN Charges are valid for [***] from the date the CUSTOMER receives such notice.

6.3                                 ECO’s.   In the event CUSTOMER desires to proceed with the change after receiving the ECN Charge pursuant to Section 6.2, CUSTOMER shall advise SANMINA-SCI in writing and shall pay the portion of the ECN Charge set forth in Section 6.2(b) according to Section 3.  In the event CUSTOMER does not desire to proceed with the Change after receiving the ECN change, it shall so notify SANMINA-SCI.  In the event SANMINA-SCI does not receive written confirmation of CUSTOMER’s desire to proceed with the change within [***] after SANMINA-SCI provides CUSTOMER with the ECN Charge, the ECN shall be deemed cancelled.

6.4                                 Process Change Notices. Process Change Notices (the “PCN”) shall be issued by SANMINA-SCI to CUSTOMER as needed for changes in the manufacturing process and will be subject to CUSTOMER’s approval.

7.                                         WARRANTY

7.1                                 SANMINA-SCI Warranty.  SANMINA-SCI warrants that title to all Products purchased by and delivered to CUSTOMER pursuant to this Agreement or any extension or renewal thereof, shall be free and clear of all liens, encumbrances, security interests, or other adverse interests or claims.  SANMINA-SCI’s warranty period is for [***] from date of manufacture and is limited to correction of defects in SANMINA-SCI workmanship.  For the purpose of this Section, “workmanship” shall mean manufacture in accordance with the most current version of IPC-A-600 or IPC-A-610, SANMINA-SCI’s manufacturing workmanship standards or the CUSTOMER’s written workmanship standards set forth in the Specifications (the “Standards”).  Unless otherwise agreed in writing, Products shall be considered free from defects in workmanship if they are manufactured in accordance with the Standards and successfully complete any acceptance test performed by SANMINA-SCI (an “Acceptance Test”).  SANMINA-SCI shall, at CUSTOMER’S option and at its expense, repair, replace or issue a credit for Product found defective during the warranty period; [***].  In addition, SANMINA-SCI will pass on to CUSTOMER all manufacturers’ Component warranties to the extent that they are transferable, but will not independently warrant any Components.  ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY SANMINA-SCI NO LATER [***] AFTER THE EXPIRATION OF THE WARRANTY PERIOD.

7.2                                 ARM Procedure.  CUSTOMER shall obtain an Authorized Returned Material (ARM) number from SANMINA-SCI prior to return shipment.  All returns shall state the specific reason for such return, and will be processed in accordance with SANMINA-SCI’s Authorized Returned Material Procedure, a copy of which is available from SANMINA-SCI upon request.   SANMINA-SCI shall pay all transportation costs for valid returns of the Products to SANMINA-SCI and for the shipment of the repaired or replacement Products to CUSTOMER, and shall bear all risk of loss or damage to such Products while in transit. For “invalid” or “no defect found” returns which [***] of CUSTOMER’s total returns in any given month, CUSTOMER shall pay both the transportation charges set forth in the preceding sentence and a handling charge as set forth in Exhibit F. Any repaired or replaced Product shall be warranted as set forth in this Article for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) [***] after it is received by CUSTOMER.

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

7.3                                 Exclusions From Warranty.  This warranty does not include Products that have defects or failures resulting from (a) CUSTOMER’s unmodified design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in a manner other than for the intended purpose or in the specific end user’s environment; (b) neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by CUSTOMER or third parties or (d) defective CUSTOMER-provided test equipment or test software.  CUSTOMER bears all design related warranty responsibility for the Product.

7.4                                 Remedy.  THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

7.5                                 Epidemic Defects.   In the event of an Epidemic Defect attributable to a breach of SANMINA-SCI’s warranty, SANMINA-SCI shall extend the [***] warranty period set forth in Section 7.1 by an additional [***], for a total of [***].  “Epidemic Defect” is defined as a defect in the Product or any Component thereof that is attributed to the common root cause where the annual failure rate exceeds [***].  Defects resulting from normal “wear and tear” are excluded.

8.                                         CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS

8.1                                 Customer-Furnished Items.  CUSTOMER shall provide SANMINA-SCI with the equipment, tooling, Components or documentation set forth in Exhibit D (collectively the “CUSTOMER-Furnished Items”).   The CUSTOMER-Furnished Items shall be in good working condition and useable, and shall be delivered to SANMINA-SCI in a timely manner. Documentation (including BOM’s, drawings and artwork) shall be current and complete.  CUSTOMER shall be responsible for schedule delay caused by the incompleteness, late delivery or non-delivery of the CUSTOMER-Furnished Items.

8.2                                 Care of Customer-Furnished Items.  All CUSTOMER-Furnished Items shall remain the property of CUSTOMER. SANMINA-SCI shall clearly identify all CUSTOMER-Furnished Items by an appropriate tag and shall utilize such CUSTOMER-Furnished Items solely in connection with the manufacture of CUSTOMER’s Product.  SANMINA-SCI shall not make or allow modifications to be made to the CUSTOMER-Furnished Items without CUSTOMER’s prior written consent. SANMINA-SCI shall use best commercial efforts to care for and protect any CUSTOMER-Furnished Items and perform routine maintenance and repairs of any CUSTOMER-Furnished Items, but shall not be responsible for major repairs or replacements or repair or replacement of failed CUSTOMER-Furnished Item unless such failure was caused by SANMINA-SCI’s negligence or willful misconduct.  All CUSTOMER-Furnished Items shall be returned to CUSTOMER at CUSTOMER’s expense upon request. SANMINA-SCI’s production and warranty obligations which require the utilization of the returned CUSTOMER-Furnished Items will cease upon SANMINA-SCI’s fulfillment of the CUSTOMER’s request.  SANMINA-SCI shall (a) maintain each CUSTOMER Furnished Item at SANMINA-SCI’s Rapid City facility,  and may not remove it from said location without CUSTOMER’s prior written consent; (b) not sell, assign its rights hereunder, or in any manner encumber, pledge or otherwise cause a lien on the CUSTOMER Furnished Items; (c) protect the CUSTOMER Furnished Items from any and all third party claims; (d) use the CUSTOMER Furnished Items exclusively for the purpose for which it was provided by CUSTOMER; (e) preserve and maintain the CUSTOMER Furnished Items in the condition in which it was received; (f) notify CUSTOMER immediately, by telephone and in writing, of any claim, demand, labor dispute, litigation, or any other lien that might affect the CUSTOMER Furnished Items (g) notify CUSTOMER in writing of any change in or discontinuance of SANMINA-SCI’s business or SANMINA-SCI’s place or places of business, or SANMINA-SCI’s insolvency, bankruptcy or proposed reorganization under bankruptcy laws; and (h) maintain insurance policies insuring the CUSTOMER Furnished Items fully against loss in transit, loss by fire, theft and other hazards and naming CUSTOMER as an additional insured.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

8.3                                 Customer-Furnished Components.  CUSTOMER-furnished Components shall (a) include all Components on Exhibit G, as updated [***] as mutually agreed, and (b) be handled in accordance with SANMINA-SCI’s procedures regarding CUSTOMER-Furnished Items.

8.4                                 Sale Of Equipment To SANMINA-SCI.                                In the event SANMINA-SCI desires to purchase equipment, Components or finished goods inventory from CUSTOMER, SANMINA-SCI shall issue a purchase order to CUSTOMER.  Such purchase shall be subject to the price, terms and conditions to be mutually agreed by CUSTOMER and SANMINA-SCI, but shall include a right of CUSTOMER to repurchase such unique items upon the same terms (subject to appropriate price adjustments if any).

9.                                          INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1                                 SANMINA-SCI’s Indemnification.  SANMINA-SCI shall indemnify, defend, and hold CUSTOMER and CUSTOMER’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “CUSTOMER-Indemnified Parties”) harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a “Claim,” and, collectively “Claims”) (i) based upon personal injury or death or injury to property (other than damage to the Product, for which CUSTOMER’s exclusive remedy is as set forth in the warranty) to the extent any of the foregoing is proximately caused either by any manufacturing defect or the negligent or willful acts or omissions of SANMINA-SCI or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with SANMINA-SCI’s manufacturing processes.

9.2                                             CUSTOMER’s Indemnification.  CUSTOMER shall indemnify, defend, and hold SANMINA-SCI and SANMINA-SCI’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “SANMINA-SCI-Indemnified Parties”) harmless from all third party Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a defective Product design or the negligent or willful acts or omissions of CUSTOMER or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Products’ design, except to the extent that such infringement exists as a result of use by CUSTOMER of SANMINA-SCI’s manufacturing processes.

9.3                                             Procedure.  A party entitled to indemnification pursuant to this Article (the “Indemnitee”) shall promptly notify the other party (the “Indemnitor”) in writing of any Claims covered by this indemnity.  Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor’s obligation to indemnify and defend. The Indemnitor shall not compromise any Claim or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee to each claimant or plaintiff.

9.4                                       Limitation of Liability.   IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATION SET FORTH IN THIS SECTION SHALL APPLY WHETHER THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT AND WHETHER THE CLAIM IS BASED ON CONTRACT, TORT OR OTHER THEORY.  THE LIMITATIONS OF LIABILITY SET FORTH

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

IN THE PRECEDING SENTENCE APPLY TO EVERYTHING HEREIN CONTAINED.  THE LIMITATIONS OF LIABILITY CONTAINED IN THE FOLLOWING SENTENCE DO NOT APPLY TO [***].   NOTWITHSTANDING THE FOREGOING, (I) NEITHER PARTY SHALL BE LIABLE FOR ANY DAMAGES RESULTING FROM A FORCE MAJEURE AND (II) [***].  Notwithstanding the foregoing, this Section shall not (i) affect CUSTOMER’s obligation for termination payments in accordance with Section 10 or (ii) prevent the Indemnitor from indemnifying the Indemnitee from and against any license fees and/or royalties the Indemnitee is required to pay to any third party.

10.                                  TERMINATION

10.1                           Termination for Cause.  Either party may terminate this Agreement or an Order hereunder for default if the other party materially breaches this Agreement; provided, however, no right of default shall accrue until [***] after the defaulting party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the [***] period after notice of material breach.  After the expiration of such [***], the non-defaulting party may issue a notice of termination effective upon the six month anniversary of the earlier date of notice of material breach.

10.2                           Termination For Convenience. CUSTOMER shall have the right to terminate this Agreement in the event the conditions for such termination in Section 1.1 are met, but shall have no other right to terminate this Agreement for convenience.  Any such termination shall be effective provided that CUSTOMER provides SANMINA-SCI with at least six (6) months’ prior written notice.

10.3                           Termination for Insolvency.  If either party becomes insolvent, is unable to pay its debts when due, files for bankruptcy, is the subject of involuntary bankruptcy that is not dismissed in [***] days or has a receiver appointed, this Agreement shall automatically terminate.

10.4                           Consequences of Termination.

a.                                       Termination for Reasons other than SANMINA-SCI’s Breach.  In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by SANMINA-SCI, CUSTOMER shall pay SANMINA-SCI, termination charges equal to (1) the contract price for all finished Product existing at the time of termination; (2) SANMINA-SCI’s Delivered Cost for all work in process; and (3) any applicable CUSTOMER’S Component Liability pursuant to Section 4.2(g).

b.                                      Termination Resulting From SANMINA-SCI’S Breach.  In the event CUSTOMER terminates this Agreement or any Order hereunder as a result of a breach by SANMINA-SCI, CUSTOMER shall, [***].  Notwithstanding the foregoing, CUSTOMER will purchase any remaining Components in the possession of SANMINA-SCI before purchasing them from any third parties.

c.                                       Any Termination.  In the event of any expiration or termination of this Agreement, (i) any payment or production obligations of either party under any surviving Order shall survive, (ii) SANMINA-SCI shall immediately return to CUSTOMER all CUSTOMER-Furnished Items and any of CUSTOMER’s Confidential Information and (iii) SANMINA-SCI shall furnish CUSTOMER with a statement, showing the quantity of the Products both in the finished and unfinished state and the Components, which are in the possession of SANMINA-SCI. Upon payment of any applicable termination charges, SANMINA-SCI shall immediately deliver all such finished Products, work in process and paid for Components to CUSTOMER. In addition, the following sections shall survive: Section 4.2, 4.4 and Articles 7, 9, 13, 14 and 15, as well as any other section which, by its nature, shall be reasonably expected to survive.

10.5                           Termination Assistance.   Immediately upon receipt written notice of termination, expiration or cancellation of this Agreement for any reason, for the entire period until the effective date of termination, and provided that CUSTOMER complies with the last sentence of this section, SANMINA-SCI shall (a) continue to meet CUSTOMER’s Forecast and Order requirements; (b) render all necessary assistance to CUSTOMER and deliver copies of the relevant information needed to enable CUSTOMER

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

to obtain Components directly from the Vendors at the best available market price; (c) use its commercially reasonable efforts to transfer the manufacture of Products and otherwise cooperate fully with CUSTOMER to transfer manufacturing of the Products from SANMINA-SCI’s facilities to CUSTOMER or to any third party designated by CUSTOMER in a manner that (i) minimizes the time to complete such transfer, (ii) maintains the highest quality of Products without interruption, and (iii) minimizes any disruption to CUSTOMER’s requirements; and (d) make available to CUSTOMER all documentation, personnel, equipment, training, consultation and other resources in addition to such personnel, equipment and other resources that are necessary under the circumstances to maintain CUSTOMER’s manufacturing operations fully operational at the same level at which it was operating on the Commencement Date.  CUSTOMER shall have a license to use the items provided under Section (d) solely for the purpose of manufacturing the Products.  SANMINA-SCI shall be reimbursed for its transfer obligations under its normal schedule of licensing and other fees, except that shall be reimbursed at SANMINA-SCI’s “direct cost” if the termination is due to the exercise by CUSTOMER of its termination rights based upon a breach by SANMINA-SCI.  Notwithstanding anything to the contrary herein contained, nothing herein shall require SANMINA-SCI to transfer any of SANMINA-SCI’s proprietary technology, trade secret or similar item to any third party, and without limiting the generality of Section 13, CUSTOMER shall not transfer such proprietary technology, trade secret or similar item to any third party.

11.                                  QUALITY

11.1                           Specifications.  Product shall be manufactured by SANMINA-SCI in accordance with the Specifications set forth in Exhibit C, as modified via written ECO’s in accordance with this Agreement. Neither party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1 and SANMINA-SCI’s ECO procedure.  Notwithstanding the foregoing, SANMINA-SCI shall be permitted to make changes in its manufacturing process at any time, so long as such changes do not affect the Products’ passing the Acceptance Tests, or modify the form, fit or function of the Products or SAMNINA-SCI’s warranty obligations under this Agreement and a PCN has been mutually agreed upon as required by Section 6.4.

11.2                           Content of Specifications.  The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, (vi) supplier cross references.

11.3                           Quality of Components.  SANMINA-SCI shall use in its production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from Vendors appearing on CUSTOMER’s approved vendor list (“AVL”); provided, however, that in the event SANMINA-SCI cannot purchase a Component from a Vendor on CUSTOMER’S AVL for any reason, SANMINA-SCI shall be able to purchase such Component from an alternate Vendor, subject to CUSTOMER’s prior written approval, which approval shall not be unreasonably withheld or delayed.  SANMINA-SCI will [***], (a) submit to CUSTOMER such number of samples of the Components as CUSTOMER shall reasonably specify prior to the utilization by SANMINA-SCI thereof, and (b) not utilize in the manufacture of the Products the Components until such time as it shall have received from CUSTOMER written notice of its approval of the samples thereof; provided, however, that, unless otherwise agreed, CUSTOMER will reimburse SANMINA-SCI [***] for such samples that are not returned to SANMINA-SCI in a useable form.  CUSTOMER shall have [***] of such third party parts samples to respond and propose a parts approval plan.

11.4                           Quality Specifications.  SANMINA-SCI shall comply with the additional quality specifications set forth in Exhibit E and in SANMINA-SCI’s Quality Manual, incorporated by reference herein.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

11.5                           Inspection of Facility.  Upon reasonable advance written notice, CUSTOMER may inspect the Products and Components held by SANMINA-SCI for CUSTOMER at SANMINA-SCI’s facilities during SANMINA-SCI’s regular business hours, provided that such inspection does not unduly affect SANMINA-SCI’S operations.  CUSTOMER and its representatives shall observe all security and handling measures of SANMINA-SCI while on SANMINA-SCI’s premises.   CUSTOMER and its representatives acknowledge that their presence on SANMINA-SCI’s property is at their sole risk.  Inspection may include such activities as witnessing operations in progress, witnessing inspections and tests, performing Product and inventory inspections, reviewing quality assurance documents and records, and performing audits.  SANMINA-SCI also agrees that it will accord its full cooperation and assistance to the personnel of CUSTOMER in the inspection.

11.6                           Quality Records.  SANMINA-SCI shall have a system for the collection and maintenance of quality assurance records as described on Exhibit E.  A document describing such system shall be submitted to CUSTOMER (for information and approval) prior to beginning work.  Quality assurance records shall be adequately protected from deterioration or damage, and shall be made available for CUSTOMER’s inspection on reasonable notice.  SANMINA-SCI shall maintain all quality assurance records pertaining to this Agreement [***]. CUSTOMER’s written approval shall be required for destruction of the records or shipment to CUSTOMER.

11.7                           Reports.  SANMINA-SCI shall provide CUSTOMER daily, weekly, and monthly reports, including reports that are specific to CUSTOMER’s customers, as identified and requested by CUSTOMER.  These reports shall include, but shall not be limited to: tracking of on-line defects, process quality and final inspection reports (i.e. in-line inspection, finished goods, sampling and source inspection, and out-of-box inspection reports), reliability testing reports (i.e. early life performance, ORT (on-going reliability)/rolling reliability, and long-term life), and test data of the on-going production stage.

11.8                           Certifications.   SANMINA-SCI hereby represents and warrants to CUSTOMER that it has obtained, will maintain and implement throughout the term of this Agreement its ISO 9002-2000 certifications (or higher) and any other applicable certifications for the factories in which the Products will be manufactured or processed.

11.9                           Testing.  SANMINA-SCI shall maintain and preserve, and make available to CUSTOMER, copies of reports of actual test results, indicating part, serial, and test specification/procedure numbers.  Test results shall not be averaged, deleted, nor omitted from the record, unless specifically required by the test specification.

11.10                     Remedial Actions.  If, the Products so manufactured hereunder fail to meet the quality requirements of this Agreement (as provided to SANMINA-SCI prior to the Commencement Date), CUSTOMER shall give written notice thereof to SANMINA-SCI together with such directions as CUSTOMER may deem necessary in order to enable SANMINA-SCI to improve the quality of the Products so as to meet the quality requirements. SANMINA-SCI agrees that upon receipt of such notice it will, at its sole cost and expense, take such reasonable steps as may be necessary in order to meet the quality requirements in the manner directed by CUSTOMER until SANMINA-SCI receives written notice from CUSTOMER that the Products meet such quality requirements.  CUSTOMER acknowledges that any changes in its quality requirements shall be made through the ECO process and may result in an increase or decrease in the Product price.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

12.                                  FORCE MAJEURE

12.1                           Force Majeure Event.  For purposes of this Agreement, a “Force Majeure Event” shall mean the occurrence of unforeseen circumstances beyond a party’s control and without such party’s negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, terrorism, natural disaster, strike, shortages, the inability of a vendor to timely deliver components, boycott, embargo, riot, lockout, labor dispute, civil commotion.

12.2                           Notice of Force Majeure Event.  Neither party shall be responsible for any failure to perform due to a Force Majeure Event, provided that such party gives notice to the other party of the Force Majeure Event as soon as reasonably practicable, but not later than [***] after the date on which such party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a party to give notice of a Force Majeure Event shall not prevent such party from relying on this Section except to the extent that the other party has been prejudiced thereby

12.3                           Termination of Force Majeure Event.   The party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it.  Upon the cessation of the Force Majeure Event, the party affected thereby shall immediately notify the other party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

12.4                           Limitations.  Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Article shall not excuse (i) any obligation of either party, including the obligation to pay money in a timely manner for Product actually delivered other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such party.

12.5                           Termination for Convenience.  In the event a party fails to perform any of its obligations because of a Force Majeure Event for a cumulative period of [***] or more from the date of such party’s notification to the other party, then the other party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for convenience immediately upon delivery of written notice.

13.                                  CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

13.1                           Definitions.  For the purpose of this Agreement,

(a)                                  “Confidential Information” means information (in any form or media) regarding a party’s customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a party by reverse engineering, decompiling or examining any software or hardware provided by the other party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such party (whether constituting a trade secret or proprietary or otherwise) which has value to such party and is treated by such party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other party prior to receipt from the disclosing party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

(b)                                 “Person” shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

(c)                                  “Representative” shall mean a party’s employees, agents, or representatives, including, without limitation, directors, financial advisors, lawyers, accountants, experts, and consultants.

13.2                           Nondisclosure Covenants.

(a)                                  In connection with this Agreement, each party (the “Disclosing Party”) may furnish to the other party (the “Receiving Party”) or its Representatives certain Confidential Information.  For a period of [***] of Confidential Information by either party,  the Receiving Party (a) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

(b)                                 The disclosure of any Confidential Information is solely for the purpose of enabling each party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

(c)                                  Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

(d)                                 If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice.  If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

13.3                           Non-Solicitation of Employees.  [***], without the consent of the other party, neither party shall directly solicit or recruit (or attempt to solicit or recruit) any of the other party’s employees; provided, however, that this shall not prohibit a party from (a) advertising for open positions provided that such advertisements are not targeted solely at the employees of the other party; (b) or employing any individual who initiates contact with such party on his or her own initiative, whether in response to an advertisement or otherwise.

13.4                           Injunctive Relief Authorized.  Any material breach of this Section by a party or its Representatives may cause irreparable injury and the non-breaching party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach.  The above will not be construed to limit the remedies available to a party.  In addition, the prevailing party will be entitled to be reimbursed for all of its reasonable attorneys’ fees and expenses at all levels of proceedings and for investigations, from the non-prevailing party.

13.5                           No Publicity.  Each party agrees not to publicize or disclose the existence or terms of this Agreement to any third party without the prior consent of the other party (which shall not be unreasonably withheld) except as may be necessary by CUSTOMER to CUSTOMER’s vendors, customers, or Representatives or as may be required by law (in which case, the party seeking to disclose the information shall give reasonable notice to the other party of its intent to make such a disclosure) or to stock analysts, shareholders, employees and  investors and governmental agencies, in which case the party making the disclosure shall provide a copy of the proposed disclosure to the other party and shall give the other party an opportunity to comment on the proposed disclosure.  In the event the parties do

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

not agree to the form of the disclosure, neither party will issue the disclosure unless the disclosure is required by law.

14.                                 INSURANCE.

SANMINA-SCI agrees, at its own cost and expense,  to maintain during the term of this Agreement  (a) workers’ compensation insurance as prescribed by the law of the state in which SANMINA-SCI’s services are performed; (b) employer’s liability insurance with limits of at least [***] per occurrence; (c) commercial  automobile liability insurance if the use of motor vehicles is required, with limits of at least [***] for bodily injury and property damage for each occurrence; (d) commercial general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least [***] combined single limit for personal injury and property damage for each occurrence; and (e) commercial general liability insurance endorsed to include products liability and completed operations coverage in the amount of [***] for each occurrence.  The policy of such insurance must be reasonably acceptable to CUSTOMER and will name CUSTOMER as an additional insured thereunder.  Such policy coverage shall include transit insurance covering full replacement value for the Products and “All Risks Property” (with standard policy exclusions) covering full replacement value of any CUSTOMER Furnished Items.  SANMINA-SCI shall furnish to CUSTOMER certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy.  Each party agrees that it and its insurer(s) shall have no claim, right of action or right of subrogation against the other party and the other party’s affiliates, directors, officers and employees based on any loss or liability insured against under the insurance required by this Agreement.

15.                                  MISCELLANEOUS

15.1                           Integration Clause. This Agreement (including the Orders and order acknowledgements, but exclusive of the preprinted terms and conditions stated therein or any terms and conditions inconsistent with this Agreement, and the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous Agreements covering the subject matter.  This Agreement shall not be changed or modified except by written Agreement, specifically amending, modifying and changing this Agreement, signed by an authorized officer of SANMINA-SCI and of CUSTOMER.

15.2                           Order of Precedence.  All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto.  When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Orders are used to release product, those portions of the Order that are not pre-printed and which are accepted by SANMINA-SCI. The Parties acknowledge that (y) the preprinted provisions on the reverse side of any such quotation, Order, acknowledgment or invoice and (z) all terms other than the specific terms set forth in Section 4(a)(i)-(iv) shall be deemed deleted and of no effect whatsoever.  No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the Representatives (as defined in Section 15.6) of SANMINA-SCI and CUSTOMER.

15.3                           Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, without the necessity of obtaining consent but upon written notice to the other party, this Agreement may be assigned by either party to (a) any corporation controlling, controlled by or under common control with its parent corporation or (b) to any successor to substantially all the business of the party provided that either case that such successor is not a competitor of the other party.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

15.4                           Notices.  Wherever one party is required or permitted or required to give written notice to the other under this Agreement, such notice will be from an authorized officer and given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

If to Buyer:

OVERLAND STORAGE, INC.
4820 Overland Ave.
San Diego, CA 92123-1599
Att’n: Chief Financial Officer
Phone: [***]
Fax: [***]

If to Seller:	with a copy to:

SANMINA-SCI Corporation	SANMINA-SCI Corporation
2700 N. First Street	2700 N. First Street
San Jose, California 95134	San Jose, California 95134
Att’n: President	Att’n: Vice President & Corporate Counsel
Phone: [***]	Phone: [***]
Fax: [***]	Fax: [***]

All such notices shall be effective upon receipt.  Either party may designate a different notice address from time to time upon giving ten (10) days’ prior written notice thereof to the other party.

15.5                           Disputes/Choice of Law.  The parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. In the event the parties cannot resolve a dispute, the parties acknowledge and agree that the state courts of California and the federal courts located in the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Agreement. The parties consent to the exercise by such courts of personal jurisdiction over them and each party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine.  This Agreement shall be construed in accordance with the substantive laws of the State of California (excluding its conflicts of laws principles).

15.6                           Contract Liaison Representative.             CUSTOMER and SANMINA-SCI shall each assign an individual to serve as the contract liaison representative (the “Representative”) for the implementation of this Agreement.  All communications between the Parties with respect to the implementation of this Agreement, or a copy thereof, should be directed to such persons.  Either party may change such Representative, from time to time, but shall notify the other in the event of such change.  The designated Representative of CUSTOMER and SANMINA-SCI shall meet quarterly to consider all elements of performance under this Agreement, including, without limitation, production, deliveries, product quality, supporting equipment and data, proposed changes, product plans, manufacturing loading, and future schedules.

CUSTOMER Representative:	[***]

SANMINA-SCI Representative:	[***]

15.7                           Independent Contractor.             It is understood and agreed that in performing the services for CUSTOMER hereunder, SANMINA-SCI shall act in the capacity of an independent contractor and not as an employee or agent of CUSTOMER.  SANMINA-SCI agrees that it shall not represent itself

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

as the agent or legal representative of CUSTOMER for any purpose whatsoever.  SANMINA-SCI shall be solely responsible for the remuneration of and the payment of any and all taxes with respect to its employees and subcontractors and any claims with respect thereto and shall be solely responsible for the withholding and payment of all U.S. and/or foreign federal, state, and local income taxes as well as all FICA and FUTA taxes applicable to it, its employees, and its subcontractors.  SANMINA-SCI acknowledges that as an independent contractor, neither it nor any of its employees or subcontractors shall be eligible for any CUSTOMER employee benefits, including, but not limited to, vacation, medical, dental, or pension benefits.

15.8                           Trademark.                               SANMINA-SCI acknowledges that CUSTOMER is the sole owner of the trademarks to be used on and with the Products and Product packaging (the “Trademarks”).  SANMINA-SCI agrees that it will restrict the use of the Trademarks to only such Products as are manufactured by SANMINA-SCI for sale to CUSTOMER under and pursuant to and in full compliance with all of the terms of this Agreement.  The size, design, position, and appearance of the Trademarks to be placed on the Products shall be as described by CUSTOMER.

15.9                           Governmental Regulations.                                            SANMINA-SCI shall, at SANMINA-SCI’s sole cost and expense, promptly comply with all laws and ordinances and notices, orders, decrees, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof of the country in which the Products are manufactured (collectively, “Governmental Regulations”) relating to SANMINA-SCI’S performance of any SANMINA-SCI’S services required under this Agreement including but not limited to occupational safety, environment, transportation, importation and exportation.  All applicable certificates and associated data shall be maintained on site by SANMINA-SCI.  SANMINA-SCI shall defend, indemnify and hold CUSTOMER harmless from and against any and all Claims by reason of a SANMINA-SCI violations of Governmental Regulations or arising from or incidental to its failure to obtain and maintain any permits, approvals and licenses it is obligated to obtain or maintain under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date on page one, by their officers, duly authorized.

SANMINA-SCI CORPORATION		OVERLAND STORAGE, INC.

By:	/s/ Donald W. Johnson	By:	/s/ Vernon A. LoForti
	Signature		Signature

	Donald W. Johnson		Vernon A. LoForti
	Typed Name		Typed Name

	Executive Vice President		Vice President & CFO
	Title		Title

	November 24, 2004		November 23, 2004
	Date		Date

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT A

PRICING MODEL; PRODUCTS AND PRICING

A.                                   Pricing Formula:

[***]

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT A-1

Sample Pricing Calculation

[***]

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT A-2

PRODUCTS

Products shall include models or spare parts set forth below.  New Products may be added to the Agreement from time to time as agreed by the Parties.  Such new Products and the applicable specifications and the prices for such new Products shall be described in Addendums to this Exhibit A. The terms and conditions of this Agreement shall apply to such new Products with pricing, specification, and other terms specific to the new Products described in the Addendums.

[***]	[***]	[***]	[***]

[***]

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT B

LONG LEAD-TIME COMPONENTS

TO BE PROVIDED BY SANMINA-SCI

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT C

SPECIFICATIONS

TO BE PROVIDED BY OVERLAND

[***]

ATTACHMENT #	PRODUCT:

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EXHIBIT D

CUSTOMER FURNISHED ITEMS

TO BE PREPARED BY OVERLAND

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT E

QUALITY REQUIREMENTS

This exhibit defines and describes the specific quality requirements for the manufacture of CUSTOMER product by SANMINA-SCI.

Supply Chain Management

SANMINA-SCI will maintain a documented procedure, approved by CUSTOMER, the describing the controls for the suppliers of material, parts, assemblies, or services.  SANMINA-SCI will maintain an Approved Vendor List (AVL) of all such suppliers, and the list will be open for review at any time by CUSTOMER.

When a new supplier is engaged, “First Article Reports” for the parts being purchased will be provided to CUSTOMER for review.  CUSTOMER reserves the right to inspect any new parts.

General Manufacturing Requirements

All product built by SANMINA-SCI for CUSTOMER, Inc. will be manufactured to the specifications and procedures provided in this Agreement.

Workmanship standards are indicated on the piece part drawing or the method sheet.  In the absence of a standard, the SANMINA-SCI  workmanship procedure will apply.

Firmware Control

SANMINA-SCI will control the version of firmware shipped with each unit.  The firmware version will be traceable to the serial number of each unit.

SANMINA-SCI will control all versions of the firmware to protect it from damage or corruption.  Back-up copies will be maintained in case problems occur with the original.

Product Traceability

SANMINA-SCI will maintain records of regulatory controlled or CUSTOMER designated parts or assemblies.  These shall be controlled by serial number or date code.  The records will be available to CUSTOMER upon request.

Closed Loop Corrective Action

SANMINA-SCI will maintain a closed loop corrective action system that is applied to supplier, customer, and internal issues.  The system will required root cause identification and corrective action that successfully addresses the root cause.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

Issues directly affecting CUSTOMER parts or product will be submitted immediately upon completion to CUSTOMER for review.

Out –Of-Box Audit (OBA)

SANMINA-SCI will un-box and audit a minimum of 10% of all Products shipped to specified criteria.  The inspection criteria will be approved by CUSTOMER.  Any OBA failures will require a formal corrective action as well as a clearance of the previous and subsequent units.  The plan for the clearance will be approved by CUSTOMER’s quality assurance department.

New product will be 100% inspected to a pre-determine number of acceptable units before the audit may begin.

On-Going Reliability Testing (ORT)

The ORT plan will be modeled in accordance with MIL STD 781, Probability Ratio Sequential Test (PRST). ORT testing is the process whereby the Product MTBF is verified on an on-going basis.  In addition ORT is to monitor the outgoing quality level from production, assure the process is in manufacturing control, and minimize the  potential for “early life or field” failures.

The conditions and criteria for the continuous ORT shall be mutually defined and agreed to by CUSTOMER and SANMINA-SCI.  Failures causing test to enter the failure zone will be reported immediately to CUSTOMER’s quality assurance department.  Failures that do not cause the test to enter the failure zone will be reported within 24 hrs.  In both cases a Corrective Action will be issued.

Production Testing

CUSTOMER’s test methods are based on verification of all critical parameters as defined by the product specification.  Therefore, SANMINA-SCI will not make any changes to the content of the test protocols supplied by CUSTOMER without prior written permission from CUSTOMER.

Confidential Portions of this documents have been redacted and filed separately with the Commission.

[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT F

NDF HANDLING CHARGES

TO BE PREPARED BY SANMINA-SCI

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

EXHIBIT G

CONSIGNED COMPONENTS

TO BE PREPARED BY OVERLAND